Exhibit   10.7

     AMENDMENT NUMBER SEVEN, dated as of September
29, 1998 ("Amendment"), to the Amended and Restated
Revolving Credit Agreement dated as of December 31,
1994, as amended by Amendment Number One, dated as of May 31, 1995, Amendment Number Two, dated as of
January 23, 1996 and Amendment Number Three, dated as of April 26, 1996, Amendment Number Four dated as of
March 14, 1997, Amendment Number Five dated as of
December 31, 1997 and Amendment Number Six and
Consent, dated as of September 22, 1998 (the "Credit
Agreement"), among CINCINNATI MILACRON INC., (to be
Milacron, Inc. after October 5, 1998) a Delaware corporation (the "Borrower" and the "Company"), CINCINNATI MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH, a German corporation (the "German Borrower" and, collectively, with the Company, the "Borrowers"), the lenders listed on Schedule 2.1 thereto (each a "Lender" and collectively, the "Lenders") and BANKERS
TRUST COMPANY, a New York banking corporation
("BTCo"), as a Lender and as agent for the Lenders
(in such capacity, including its successors and permitted assigns, the "Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     WHEREAS, the Borrowers have requested that the Agent and the Lenders amend certain provisions of the Credit Agreement;

     WHEREAS, the Agent and the Lenders have
considered and agreed to the Borrowers' requests, upon the terms and conditions set forth in this Amendment;

     WHEREAS, the consent of the Requisite Lenders is necessary to effect this Amendment;

     NOW, THEREFORE, in consideration of the
foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


SECTION ONE - AMENMENTS TO CREDIT AGREEMENT

     The Credit Agreement is amended as hereinafter pro vided, effective as of the date hereof.

     1.1. Amendments to Section 1 (Definitions) of the Credit Agreement

     (a) Section 1.1 shall be amended by adding the following new definition, in the appropriate alphabetical order:

     "'Amendment No. 7' shall mean Amendment Number
Seven dated as of September 29, 1998 to this Agreement."

     (b) Section 1.1 shall be further amended as follows:

     "'Consolidated EBITDA' shall be amended by deleting the definition thereof and replacing it with the following:

     "'Consolidated EBITDA' means, without
duplication, for any consecutive four fiscal quarter period, the sum of the amounts for such period of (i) the Company's Consolidated Net Income, excluding therefrom any extraordinary nonrecurring items of gain or loss, plus (ii) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (a) the provision for taxes based on income of the Company and its Subsidiaries,
(b) Interest Expense and (c) depreciation and amortization expenses of the Company and its Subsidiaries, all as determined on a consolidated basis for the Company and its Subsidiaries for such period in conformity with GAAP; provided, that for purposes of calculating Consolidated EBITDA of the Company for any rolling four quarters period that includes any fiscal quarter of 1995, the restructuring charges taken in fiscal 1995 relating to the consolidation of certain Widia operations shall be excluded from the determination of Consolidated Net Income of the Company for the relevant period, but only to the extent such nonrecurring charges do not exceed $25,000,000.
Notwithstanding any provision of this Agreement, (x) following the D-M-E Acquisition Date, Consolidated
EBITDA shall be calculated by adding $5,000,000 to the Consolidated EBITDA for each quarter of fiscal
1995 and fiscal 1994 included in the period for which Consolidated EBITDA is calculated and (y) for any rolling four quarters period that includes the third fiscal quarter of 1998, the non-recurring losses relating to the machine tool business, including the loss on its sale, shall be excluded from the determination of Consolidated Net Income of the Company for the relevant period, but only to the extent such nonrecurring losses do not exceed
$40,000,000."

     "Consolidated Tangible Net Worth' shall be amended by deleting the definition thereof and replacing it with the following:

     "'Consolidated Tangible Net Worth' shall mean, as at any date at which the amount thereof shall be determined, the amount by which the sum of (a) the par value (or value stated on the books of the corporation) of the capital stock of all classes
(other than preferred stock redeemable at the option of the holder thereof) of the Company, and (b) the amount of the consolidated surplus, capital or earned, of the Company and its Consolidated
Subsidiaries exceeds the sum of (x) the amount of any write-up in the book value of any assets of the Company and its Consolidated Subsidiaries resulting from the revaluation thereof or any write-up in excess of the cost of assets acquired, and (y) the aggregate of all amounts appearing on the asset side of the consolidated balance sheet of the Company for goodwill, patents, patent rights, trademarks, trade names, copyrights, franchises, bond discounts, underwriting expenses, treasury stock, organizational expenses, and other similar items, if any, all determined in accordance with GAAP applied on a consistent basis with GAAP used in the preparation of the consolidated financial statements for the year ended 12/31/94. Notwithstanding any provision of this Agreement, (i) goodwill (as defined by GAAP) associated with the Acquisition of Widia, in an amount not to exceed $35,000,000, shall be added back into and considered a part of Consolidated Tangible
Net Worth, (ii) goodwill (as definitely by GAAP) associated with the first Authorized Acquisition as approved by Amendment Number One, dated as of May 31, 1995, in an amount not to exceed $30,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth, (iii) goodwill (as defined by GAAP) associated with Authorized
Acquisition No. 2, in an amount not to exceed
$185,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth (iv) goodwill (as defined by GAAP) associated with Authorized Acquisition No. 3, in an amount not to exceed $165,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth,
(v) the goodwill (as defined by GAAP) associated with the acquisition of Master Unit Dye, in an amount not to exceed $8,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth
(vi) foreign currency translation gains (or losses) shall not be deemed to increase (or decrease)
Consolidated Tangible Net Worth pursuant to Statement of Financial Accounting Standards No. 52 of the
Financial Accounting Standards Board or otherwise, and (vii) the non-recurring losses relating to the machine tool business, including the loss on its sale, reported in the Company's financial statements for the third fiscal quarter of 1998, shall be added back into and considered a part of Consolidated Net
Worth."

     "'EBIT' shall be amended by deleting the definition thereof and replacing it with the following:

     "'EBIT' of the Company for any rolling four quarters period (taken as one accounting period) shall mean the following: the Consolidated Net Income of the Company for such period, before interest expense and interest income and provision for taxes and without giving effect to any extraordinary nonrecurring gains or losses for such period;
provided, that for purposes of calculating EBIT of the Company for any period ending on or after the first anniversary of the date of the consummation of the Widia Acquisition, EBIT of Widia shall be measured from and after the date of the consummation of the Widia Acquisition; provided, further, that for purposes of calculating EBIT of the Company for any rolling four quarters period that includes the third fiscal quarter of 1993, a nonrecurring charge relating to the Company's blown film business shall be excluded from the determination of Consolidated
Net Income of the Company for the relevant period, but only to the extent that such non-recurring charge did not exceed $18,000,000; provided, further, that for purposes of calculating EBIT of the Company for any rolling four quarters period that includes the fourth fiscal quarter of 1993, a non recurring restructuring charge taken in the fourth fiscal quarter of 1993 relating to the Company's machine tool business and disposal of the blown film systems business shall be excluded from the determination of Consolidated Net Income of the Company for the relevant period, but only to the extent that such non recurring charge did not exceed $51,800,000;
provided, further, that for purposes of calculating
EBIT of the Company for any rolling four quarters period that includes the fourth fiscal quarter of 1994 or any fiscal quarter of 1995, the restructuring charges taken in fiscal 1994 or 1995 relating to the consolidation of certain Valenite and Widia operations shall be excluded from the determination of Consolidated Net Income of the Company for the relevant period, but only to the extent such non recurring charges do not exceed $25,000,000; and provided, further, that for purposes of calculating
EBIT of the Company for any rolling four quarters period that includes the third fiscal quarter of 1998, the non-recurring losses relating to the Company's machine tool business shall be excluded from the determination of Consolidated Net Income of the Company for the relevant period, but only to the extent such nonrecurring losses do not exceed
$40,000,000."

      1.2. Amendment to Section 5 (Affirmative
Covenants) to the Credit Agreement

     (a) Section 5.6. shall be amended by deleting the text thereof in its entirety and replacing it with the following:

     "5.6 Consolidated Tangible Net Worth. The
Company shall maintain, at all times, Consolidated
Tangible Net Worth of at least $210,000,000 plus an amount equal to 50% of Consolidated Net Income, with no reduction for losses (except such nonrecurring losses relating to the machine tool business, including the loss on its sale, taken in the third fiscal quarter of 1998, which losses may be deducted) earned by the Company and its Subsidiaries from and after December 30, 1995 through the date of the most recent consolidated balance sheet furnished by the Company pursuant to Section 5.1(a) or 5.l(b) plus
100% of the net proceeds of any issuance of shares of capital stock of the Company (or rights, warrants or options to subscribe for such capital stock) on or after December 31, 1995."

     SECTION TWO - REPRESENTATIONS AND WARRANTIES

     The Company hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement and all such representations and warranties are true and correct in all material respects as of the date hereof except such representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement or such changes arise out of events not prohibited by the covenants set forth in Sections 5 and 6 of the Credit Agreement. The Company further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and each Lender that:

     (a) The Company and the German Borrower each has the corporate power, authority and legal right to execute, deliver and perform this Amendment and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment;

     (b) No consent of any person other than all of the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

     (c) This Amendment has been duly executed and delivered on behalf of each of the Company and the German Borrower by a duly authorized officer or attorney-in-fact of the Company and the German
Borrower, as the case may be, and constitutes a legal, valid and binding obligation of the Company and the German Borrower, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally or by equitable principles relating to enforceability; and

     (d) The execution, delivery and performance of this Amendment will not violate (i) any provision of law applicable to the Company or the German Borrower or (ii) any contractual obligation of either the Company or the German Borrower, except in the case of clause (i) or (ii), such violations that would not have, singly or in the aggregate, a Material Adverse
Effect.

     SECTION THREE - MISCELLANEOUS

     (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as other wise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     (b) All references to the Credit Agreement shall mean the Credit Agreement as amended as of the Amendment Effective Date, and as the same may at any time be amended, amended and restated, supplemented or otherwise modified from time to time and as in effect.

     (c) This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

     (d) THIS AMENDMENT SHALL BE GOVERNED BY,
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK WITHOUT REGARD TO THE
PRINCIPLES OF CONFLICT OF LAWS.

     (e) This Amendment shall not constitute a consent or waiver to or modification of any other provision, term or condition of the Credit Agreement.
All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CINCINNATI MILACRON INC.
By:
Name: Robert P. Lienesch
Title: Vice President and Treasurer


CINCINNATI MILACRON
KUNSTSTOFFMASCHINEN EUROPA GmbH
By:
Name: Ronald D. Brown
On the basis of power of attorney dated as of
December 22, 1994


BANKERS TRUST COMPANY, as a
Lender and as Agent
By:
Name:  ANTHONY LoGRIPPO
Title: VICE PRESIDENT


COMERICA BANK,
as a Lender
By:
Name:  L.J. Santinoi
Title:  First Vice President






KEYBANK NATIONAL ASSOCIATION, as
a Lender
By:
Name: Thomas J. Purcell
Title: Vice President


MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
as a Lender
By:
Name: Raymond K. Otto
Title: Vice President


NATIONSBANK N.A.,
as a Lender
By:
Name: Philip Durand
Title: VP


NBD BANR, N.A.,
as a Lender
By :
Name: Edward C. Hathaway
Title: First Vice President


PNC BANK, National Association,
as a Lender
By:
Name: David F. Knuth
Title: Vice President